SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2008

SOAPSTONE NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

1 Federal Street, Billerica, MA 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 715-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Board of Directors of Soapstone Networks Inc. (the “Company”) has approved the Company’s entry into an amendment (the “Amendment”) to the severance pay agreement (each, a “Severance Agreement”) of each executive officer of the Company in the form set forth in Exhibit 10.1 to this Current Report on Form 8-K. Through the Amendment, the Company and each executive officer who signs such Amendment intend to administer the benefits received under the Severance Agreement in a manner that at all times is either exempt from or complies in form and operation with the applicable limitations and standards of Section 409A of the Internal Revenue Code of 1986, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Form of Amendment to the Severance Pay Agreements of the Company’s executive officers approved by the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOAPSTONE NETWORKS INC.

Date: December 29, 2008

	By:	/s/ William J. Stuart
William J. Stuart
Chief Financial Officer, Senior Vice President of Finance, and Treasurer

Exhibit Index

10.1	Form of Amendment to the Severance Pay Agreements of the Company’s executive officers approved by the Company’s Board of Directors.